UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 30, 2009, Bristol-Myers Squibb Company (“BMS”) sent a notice (the “Original Blackout Notice”) to its directors and executive officers informing them that a blackout period might be imposed in connection with BMS’s anticipated offer to exchange 170.0 million shares of class A common stock of Mead Johnson Nutrition Company that it owns for shares of BMS common stock (“BMS Shares”), pursuant to the Prospectus, dated December 4, 2009 (the “Offer”), during which they will be subject to certain trading restrictions with respect to BMS Shares. The Original Blackout Notice explained that a blackout period would be imposed in the event that 50% or more of the participants in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan, the Mead Johnson & Company Retirement Savings Plan and the Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan (collectively, the “Plans”) tender some or all of the BMS Shares held in the Bristol-Myers Squibb Company Stock Fund (the “BMS Stock Fund”) and attributable to their Plan accounts.

The Original Blackout Notice specified that the reason for the potential blackout period is that participants in the Plans who tender their BMS Shares in the Offer will be unable, for a certain period of time, to exchange their account balances out of the BMS Stock Fund, obtain any distributions, obtain withdrawals of account balances invested in the BMS Stock Fund or obtain loans from the BMS Stock Fund. On November 25, 2009, the plan administrator of each Plan delivered to BMS a notice pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding these restrictions on the BMS Shares held by the Plans. Section 306(a) of the Sarbanes-Oxley Act and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the Securities and Exchange Commission, generally impose certain restrictions on trading by directors and executive officers in the event that 50% or more of an issuer’s plan participants are so restricted. During the blackout period (if it occurs), BMS’s directors and executive officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any BMS Share or derivative security with respect to BMS Shares acquired in connection with their service or employment as a director or executive officer of BMS, subject to certain limited exemptions.

The Original Blackout Notice provided that, in the event of a blackout period, BMS anticipated that the blackout period would begin on December 9, 2009 and end during the week of December 28, 2009. On December 9, 2009, the plan administrator of each Plan delivered to BMS a notice providing that the restrictions on the BMS Shares held by the Plans would apply between December 14, 2009 and the week of January 4, 2010 because the Offer’s expiration will be extended from December 14, 2009 to December 17, 2009. Consequently, on December 9, 2009, BMS delivered an updated notice (the “Updated Blackout Notice”) to its directors and executive officers notifying them that the potential blackout period would begin on December 14, 2009 and end during the week of January 4, 2010.

During the blackout period and for a period of two years after the ending date of the blackout period, a BMS security holder or other interested party may obtain, without charge, the actual beginning and ending dates of the blackout period from, and may direct other inquiries about the blackout period to:

Sonia Vora

Senior Counsel & Assistant Corporate Secretary

345 Park Avenue

New York, NY 10154

(212) 546-4111

A copy of the Updated Blackout Notice is attached to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

The information under Item 5.04 is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Updated Blackout Notice, dated December 9, 2009, provided to directors and executive officers of BMS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: December 9, 2009	By:	/s/ SANDRA LEUNG
	Name:	Sandra Leung
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Updated Blackout Notice, dated December 9, 2009, provided to directors and executive officers of BMS.